UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 15, 2015

Fairchild Semiconductor International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 Orchard Parkway, San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 822-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2015, Fairchild Semiconductor International, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), and Falcon Operations Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ON Semiconductor (“Acquisition Sub”), pursuant to which Acquisition Sub will, upon the terms and subject to the conditions set forth in the Merger Agreement, commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Company common stock”) at a purchase price of $20.00 per share (the “Offer Price”). The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following completion of the Offer, Acquisition Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of ON Semiconductor (the “Merger”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law.

In the Merger, each outstanding share of Company common stock (other than shares of Company common stock held by the Company or its subsidiaries as treasury stock, ON Semiconductor, Acquisition Sub or their respective wholly owned subsidiaries, or stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”).

In addition, (i) each option to purchase shares of Company common stock (a “Company Option”) that is outstanding immediately prior to the effective time of the Merger will fully vest and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock under such Company Option and (y) the total number of shares of Company common stock subject to such Company Option, (ii) each award of restricted stock units denominated in shares of Company common stock (a “Company RSU Award”) that is outstanding immediately prior to the effective time of the Merger, will fully vest and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the total number of shares of Company common stock subject to such Company RSU Award by (y) the Merger Consideration, (iii) each award of performance units denominated in shares of Company common stock (a “Company PU Award”) that is outstanding immediately prior to the effective time of the Merger will fully vest based on the satisfaction of the applicable performance conditions at the greater of target and actual performance, and immediately thereafter be converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the total number of shares of Company common stock subject to such Company PU Award by (y) the Merger Consideration and (iv) each award of deferred stock units denominated in shares of Company common stock (a “Company DSU Award”) that is outstanding immediately prior to the effective time of the Merger will fully vest (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the total number of shares of Company common stock subject to such

Company DSU award by (y) the Merger Consideration. In addition, if the long-term incentive award granted to the Company’s Chief Executive Officer, Mark S. Thompson, has not vested or settled as of the effective time of the Merger, this award will vest based on the greater of target and actual performance, and any Company RSU Awards granted in respect thereof will be paid as described above.

The Offer is subject to customary conditions, including, among other things, (i) that the number of shares of Company common stock validly tendered in accordance with the terms of the Offer and not validly withdrawn, together with any shares of Company common stock then owned by ON Semiconductor or its subsidiaries, must equal at least a majority of the outstanding shares of Company common stock, (ii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or otherwise been terminated, (iii) receipt of antitrust approvals in specified jurisdictions and (iv) the absence of any law or order which would enjoin or otherwise prohibit consummation of the Offer. The Merger is subject to additional closing conditions, including: (i) Acquisition Sub having accepted for payment all shares of Company common stock validly tendered and not withdrawn in the Offer and (ii) the absence of any law or order which would prohibit the consummation of the Offer or the Merger.

The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of Delaware law, and (iii) resolved to recommend that the stockholders of the Company tender their shares of Company common stock to Acquisition Sub in the Offer. The board of directors of ON Semiconductor has also unanimously approved the Offer and the Merger.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions.

The Merger Agreement contains certain termination rights for both the Company and ON Semiconductor. The Company may terminate the Merger Agreement under certain specified circumstances, including in connection with a superior proposal (as defined in the Merger Agreement), and otherwise complies with certain terms of the Merger Agreement. In connection with a termination to accept a superior proposal, ON Semiconductor will be entitled to a fee of $72 million. The $72 million fee is also payable to ON Semiconductor in other circumstances involving a change of recommendation (as defined the Merger Agreement) by the board of directors of the Company, or Fairchild consummating a competing proposal and termination of the Merger Agreement.

Under certain other circumstances, the Merger Agreement provides that ON Semiconductor will be required to pay to the Company a fee of (i) $180 million upon termination of the Merger Agreement (primarily related to a failure to obtain necessary antitrust clearances) or (ii) $215 million upon termination of the Merger Agreement in certain other circumstances (including a failure by ON Semiconductor to obtain the requisite financing).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, ON Semiconductor, Acquisition Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, ON Semiconductor, Acquisition Sub or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or ON Semiconductor. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or ON Semiconductor and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the United States Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Change in Control Severance Plan

On November 15, 2015, the Company adopted the Change in Control Severance Plan to provide certain additional protections to its executive officers (including the Company’s named executive officers other than Mr. Thompson) in connection with the Merger. Under the Change in Control Severance Plan, upon a termination of employment without cause by the Company or for good reason by the executive officer, in either case within two years following a change in control (which is defined to include the Merger), subject to the execution of a release of claims, the Company’s named executive officers (other than Mr. Thompson) would be entitled to the following compensation and benefits:

•	a lump sum severance payment equal to the sum of the executive officer’s base salary and target annual incentive opportunity;

•	a lump sum payment of the executive officer’s prorated annual incentive award for the year of termination, determined assuming achievement of target performance;

•	the payment of any annual incentive that has been earned but not yet paid in respect of any performance period that has concluded as of the executive officer’s termination of employment; and

•	payment of health insurance premiums under COBRA for 12 months following the date of termination, provided that all such premium payments will cease if the executive officer becomes entitled to receive health insurance coverage under another employer-provided plan.

In the event that any payments under the plan are subject to Section 280G of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would result in a greater after-tax benefit to the executive officer. In addition, the executive officers generally will be entitled to reimbursement of any legal fees they incur in seeking to enforce any right or benefit under the plan.

The foregoing summary of the Change in Control Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is included as Exhibit 10.1 hereto.

Amendment to Employment Agreement with Mark S. Thompson

On November 15, 2015, the Company amended the Company’s existing employment agreement with Mr. Thompson to conform to certain provisions of the Company’s Change in Control Severance Plan. In material part, the amendment provides that if, within two years following a change in control, Mr. Thompson’s employment is terminated without cause by the Company or for good reason by him, then in addition to the payments and benefits to which Mr. Thompson is already entitled under his employment agreement with the Company, Mr. Thompson also would be entitled to (a) a prorated annual incentive award for the year of termination (determined assuming achievement of target performance) and (b) the payment of any annual incentive that has been earned but not yet paid in respect of any performance period that has concluded as of his termination of employment.

The foregoing summary of the amendment to the employment agreement with Mr. Thompson does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is included as Exhibit 10.2 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2015, the Company board voted to amend the bylaws of the Company (the “Bylaws”) to require that, unless the Company otherwise consents in writing, the sole and exclusive forum for the adjudication of certain types of legal actions brought by stockholders, including derivative actions, against or on behalf of the Company shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), which amendment is effective immediately. Specifically, the amendment added the following language to the Bylaws:

ARTICLE VII

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

“Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).”

The Bylaws of the Company as amended on November 15, 2015 are set forth in Exhibit 3.1 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On November 18, 2015, the Company and ON Semiconductor issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2015, by and among ON Semiconductor, Falcon Operations Sub, Inc. and Fairchild Semiconductor International, Inc.*

3.1	Amended and Restated Bylaws of Fairchild Semiconductor International, Inc. as amended by the Board of Directors through November 15, 2015.

10.1	Fairchild Semiconductor International, Inc. Change in Control Severance Plan.

10.2	First Amendment, dated as of November 15, 2015, to Employment Agreement, dated as of December 9, 2009, by and among Mark S. Thompson, Fairchild Semiconductor International, Inc. and Fairchild Semiconductor Corporation.

99.1	Joint Press Release dated November 18, 2015.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

By	/s/ Paul D. Delva
Name:	Paul D. Delva
Title:	Senior Vice President, General Counsel and Secretary

Date: November 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 18, 2015, by and among ON Semiconductor, Falcon Operations Sub, Inc. and Fairchild Semiconductor International, Inc.*

3.1	Amended and Restated Bylaws of Fairchild Semiconductor International, Inc. as amended by the Board of Directors through November 15, 2015

10.1	First Amendment, dated as of November 15, 2015, to Employment Agreement, dated as of December 9, 2009, by and among Mark S. Thompson, Fairchild Semiconductor International, Inc. and Fairchild Semiconductor Corporation

10.2	Fairchild Semiconductor International, Inc. Change in Control Severance Plan

99.1	Joint Press Release dated November 18, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request